                                                       EXHIBIT 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of Washington Mutual, Inc. of our report dated January 22, 1997, except as to Note 28, which is as of March 7, 1997, appearing on page 105 of Great Western Financial Corporation's Annual Report on Form 10-K/A for the year ended December 31, 1996. We also consent to the reference to us under the heading "Experts" in such Prospectus.


                                                  /s/ Price Waterhouse LLP

Los Angeles, California
May 16, 1997